Filed Pursuant to Rule 424(b)(2)

Registration No. 333-233663

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 30, 2021

PRICING SUPPLEMENT dated , 2021

(To ETF Underlying Supplement dated December 16, 2019, Prospectus Supplement dated December 16, 2019 and Prospectus dated December 16, 2019)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due July 24, 2024
☐	Linked to the lowest performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund (each referred to as a “Fund”)
☐	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a Contingent Coupon Payment, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you are repaid the principal amount of your securities at maturity will depend in each case on the Fund Closing Price of the Lowest Performing Fund on the relevant Valuation Date. The Lowest Performing Fund on any Valuation Date is the Fund that has the lowest Fund Closing Price on that Valuation Date as a percentage of its Initial Price
☐	Contingent Coupon Payments. The securities will pay a Contingent Coupon Payment on a quarterly basis until the earlier of the Stated Maturity Date or automatic call if, and only if, the Fund Closing Price of the Lowest Performing Fund on the Coupon Determination Date for that quarter is greater than or equal to its Coupon Threshold Price. However, if the Fund Closing Price of the Lowest Performing Fund on a Coupon Determination Date is less than its Coupon Threshold Price, you will not receive any Contingent Coupon Payment for the relevant quarter. If the Fund Closing Price of the Lowest Performing Fund is less than its Coupon Threshold Price on every Coupon Determination Date, you will not receive any Contingent Coupon Payments throughout the entire term of the securities. The Coupon Threshold Price for each Fund is equal to 70% of its Initial Price. The Contingent Coupon Rate will be determined on the Pricing Date and will be within the range of 7.75% to 9.75% per annum
☐	Automatic Call. If the Fund Closing Price of the Lowest Performing Fund on any of the quarterly Call Observation Dates from January 2022 to April 2024, inclusive, is greater than or equal to its Initial Price, we will automatically call the securities for the principal amount plus a final Contingent Coupon Payment
☐	Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the principal amount at maturity if, and only if, the Fund Closing Price of the Lowest Performing Fund on the Final Valuation Date is greater than or equal to its Downside Threshold Price. If the Fund Closing Price of the Lowest Performing Fund on the Final Valuation Date is less than its Downside Threshold Price, you will lose more than 30%, and possibly all, of the principal amount of your securities. The Downside Threshold Price for each Fund is equal to 70% of its Initial Price
☐	If the securities are not automatically called prior to maturity, you will have full downside exposure to the Lowest Performing Fund from its Initial Price if its Fund Closing Price on the Final Valuation Date is less than its Downside Threshold Price, but you will not participate in any appreciation of any Fund and will not receive any dividends on the shares of any Fund or any securities held by a Fund
☐	Your return on the securities will depend solely on the performance of the Fund that is the Lowest Performing Fund on each Valuation Date. You will not benefit in any way from the performance of the better performing Funds. Therefore, you will be adversely affected if any Fund performs poorly, even if the other Funds perform favorably
☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue the shares of any Fund or any securities held by a Fund for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment
☐	No exchange listing; designed to be held to maturity or earlier automatic call

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PRS-9 herein and beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Maximum Underwriting Discount (1) (2)	Minimum Proceeds to CIBC
Per Security	$1,000.00	Up to $25.00	At least $975.00
Total	$	$	$

(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of up to $25.00 per security. The agent may resell the securities to other securities dealers at the principal amount less a concession not in excess of $15.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplement for information regarding how we may hedge our obligations under the securities.

(2)	In respect of certain securities sold in this offering, the Issuer may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is expected to be at least $900.00 per security. The estimated value is expected to be less than the principal amount of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer Staples Select Sector SPDR® Fund due July 24, 2024

TERMS OF THE SECURITIES

The information in this “Terms of the Securities” section is only a summary and is qualified by the more detailed information set forth in this pricing supplement, the underlying supplement, the prospectus supplement and the prospectus, each filed with the SEC. See “About This Pricing Supplement” in this pricing supplement.

Issuer:	Canadian Imperial Bank of Commerce
Reference Asset:	The lowest performing of the Energy Select Sector SPDR® Fund, (Bloomberg ticker symbol “XLE”) (the “XLE”), the Financial Select Sector SPDR® Fund (Bloomberg ticker symbol “XLF”) (the “XLF”), the Technology Select Sector SPDR® Fund (Bloomberg ticker symbol “XLK”) (the “XLK”), and the Consumer Staples Select Sector SPDR® Fund (Bloomberg ticker symbol “XLP”) (the “XLP”).
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Pricing Date:	Expected to be July 19, 2021*
Issue Date:	Expected to be July 22, 2021* (to be determined on the Pricing Date and expected to be the 3rd scheduled Business Day after the Pricing Date)
Final Valuation Date:	Expected to be July 19, 2024*, subject to postponement as described below under “—Postponement of a Valuation Date.”
Stated Maturity Date:	Expected to be July 24, 2024*. If the Final Valuation Date is postponed, the Stated Maturity Date will be the later of (i) July 24, 2024* and (ii) three Business Days after the last Final Valuation Date as postponed. See “—Postponement of a Valuation Date” below. No interest will be paid in respect of such postponement. The securities are not subject to redemption at the option of CIBC or repayment at the option of any holder of the securities prior to maturity.
Contingent Coupon Payment:

On each Coupon Payment Date, you will receive a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate (each a “Contingent Coupon Payment”) if, and only if, the Fund Closing Price of the Lowest Performing Fund on the related Coupon Determination Date is greater than or equal to its Coupon Threshold Price.

Each Contingent Coupon Payment, if any, will be calculated per security as follows:

($1,000 × Contingent Coupon Rate)/4.

Any Contingent Coupon Payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the Fund Closing Price of the Lowest Performing Fund on any Coupon Determination Date is less than its Coupon Threshold Price, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date. If the Fund Closing Price of the Lowest Performing Fund is less than its Coupon Threshold Price on all quarterly Coupon Determination Dates, you will not receive any Contingent Coupon Payments over the term of the securities.

Contingent Coupon Rate:	7.75% to 9.75% per annum, to be determined on the Pricing Date.
Coupon Threshold Price:	With respect to each Fund, 70% of its Initial Price.
Coupon Determination Dates:	Quarterly, on the 19th of each January, April, July and October, commencing October 2021 and ending on the Final Valuation Date*, each subject to postponement as described below under “—Postponement of a Valuation Date.”
Coupon Payment Dates:	Quarterly, on the third Business Day following each Coupon Determination Date (as each such Coupon Determination Date may be postponed pursuant to “—Postponement of a Valuation Date” below, if applicable), provided that the Coupon Payment Date with respect to the Final Valuation

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer Staples Select Sector SPDR® Fund due July 24, 2024

Date will be the Stated Maturity Date. If a Coupon Determination Date is postponed with respect to one or more Funds, the related Coupon Payment Date will be the third Business Day after the last Coupon Determination Date as postponed. If a Coupon Payment Date is postponed, the Contingent Coupon Payment, if any, due on that Coupon Payment Date will be made on that Coupon Payment Date as so postponed with the same force and effect as if it had been made on the originally scheduled Coupon Payment Date, that is, with no additional amount accruing or payable as a result of the postponement.
Automatic Call:

If the Fund Closing Price of the Lowest Performing Fund on any Call Observation Date is greater than or equal to its Initial Price, the securities will be automatically called, and on the related Call Payment Date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount per security plus a final Contingent Coupon Payment. The first Call Observation Date is approximately six months after the Issue Date.

If the securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the securities after such Call Payment Date. You will not receive any notice from us if the securities are automatically called.

Call Observation Dates:	Quarterly, the Coupon Determination Dates beginning January 2022 and ending April 2024* (together with the Coupon Determination Dates, the “Valuation Dates”)
Call Payment Dates:	The Coupon Payment Date immediately following the applicable Call Observation Date.
Payment at Maturity:

If the securities are not automatically called prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the Payment at Maturity (in addition to the final Contingent Coupon Payment, if any). The “Payment at Maturity” per security will equal:

•     if the Final Price of the Lowest Performing Fund on the Final Valuation Date is greater than or equal to its Downside Threshold Price:

$1,000

•     if the Final Price of the Lowest Performing Fund on the Final Valuation Date is less than its Downside Threshold Price:

$1,000 × Performance Factor of the Lowest Performing Fund on the Final Valuation Date

If the securities are not automatically called prior to maturity and the Final Price of the Lowest Performing Fund on the Final Valuation Date is less than its Downside Threshold Price, you will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.

Any return on the securities will be limited to the sum of your Contingent Coupon Payments, if any. You will not participate in any appreciation of any Fund, but you will have full downside exposure to the Lowest Performing Fund on the Final Valuation Date if the Final Price of such Fund is less than its Downside Threshold Price.

All calculations with respect to the Payment at Maturity will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Downside Threshold Price:	With respect to each Fund, 70% of its Initial Price.
Lowest Performing Fund:	On any Valuation Date, the “Lowest Performing Fund” will be the Fund with the lowest Performance Factor on that Valuation Date.
Performance Factor:	With respect to a Fund on any Valuation Date, its Fund Closing Price on such Valuation Date divided by its Initial Price (expressed as a percentage).

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer Staples Select Sector SPDR® Fund due July 24, 2024

Initial Price:	With respect to each Fund, its Fund Closing Price on the Pricing Date.
Final Price:	With respect to each Fund, its Fund Closing Price on the Final Valuation Date.
Fund Closing Price:	The “Fund Closing Price” with respect to a Fund on any Trading Day means the product of (i) the Closing Price of one share of such Fund (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to such Fund on such Trading Day.
Closing Price:	The “Closing Price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any Trading Day means the official closing price on such day published by the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, on which such Fund (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “Adjustment Factor” means, with respect to a share of a Fund (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of that Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to such Fund; Alternate Calculation” below.
Postponement of a Valuation Date:	If any Valuation Date is not a Trading Day with respect to any Fund, such Valuation Date for each Fund will be postponed to the next succeeding day that is a Trading Day with respect to each Fund. A Valuation Date for a Fund is also subject to postponement due to the occurrence of a market disruption event with respect to such Fund on such Valuation Date. See “Additional Terms of the Securities—Market Disruption Events” below.
Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Certain U.S. Federal Income Tax Consequences” in the underlying supplement.
Agent’s Underwriting Discount and Other Fees:	Wells Fargo Securities. The agent will receive an underwriting discount of up to $25.00 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the principal amount of the securities less a concession of not in excess of $15.00 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13605W4R9 / US13605W4R92

*To the extent that we make any change to the expected Pricing Date or expected Issue Date, the Valuation Dates, the Stated Maturity Date and other dates may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer Staples Select Sector SPDR® Fund due July 24, 2024

DETERMINING PAYMENT ON A COUPON PAYMENT DATE AND AT MATURITY

If the securities have not been previously automatically called, on each quarterly Coupon Payment Date, you will either receive a Contingent Coupon Payment or you will not receive a Contingent Coupon Payment, depending on the Fund Closing Price of the Lowest Performing Fund on the related Coupon Determination Date.

Step 1: Determine which Fund is the Lowest Performing Fund on the relevant Coupon Determination Date. The Lowest Performing Fund on any Coupon Determination Date is the Fund with the lowest Performance Factor on that Coupon Determination Date. The Performance Factor of a Fund on a Coupon Determination Date is its Fund Closing Price on that Coupon Determination Date as a percentage of its Initial Price (i.e., its Fund Closing Price on that Coupon Determination Date divided by its Initial Price).

Step 2: Determine whether a Contingent Coupon Payment is payable on the applicable Coupon Payment Date based on the Fund Closing Price of the Lowest Performing Fund on the relevant Coupon Determination Date, as follows:

On the Stated Maturity Date, if the securities have not been automatically called prior to maturity, you will receive (in addition to the final Contingent Coupon Payment, if any) a cash payment per security (the Payment at Maturity) calculated as follows:

Step 1: Determine which Fund is the Lowest Performing Fund on the Final Valuation Date. The Lowest Performing Fund on the Final Valuation Date is the Fund with the lowest Performance Factor on the Final Valuation Date. The Performance Factor of a Fund on the Final Valuation Date is its Final Price as a percentage of its Initial Price (i.e., its Final Price divided by its Initial Price).

Step 2: Calculate the Payment at Maturity based on the Final Price of the Lowest Performing Fund, as follows:

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer Staples Select Sector SPDR® Fund due July 24, 2024

HYPOTHETICAL PAYOUT PROFILE

The following profile illustrates the potential Payment at Maturity payable on the securities (excluding the final Contingent Coupon Payment, if any) for a range of hypothetical performances of the Lowest Performing Fund on the Final Valuation Date from its Initial Price to its Final Price, assuming the securities have not been automatically called prior to maturity. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Final Price of the Lowest Performing Fund on the Final Valuation Date, whether the securities are automatically called prior to maturity, and whether you hold your securities to maturity. The performance of the better performing Funds is not relevant to your return on the securities.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

ABOUT THIS PRICING SUPPLEMENT

You should read this pricing supplement together with the prospectus dated December 16, 2019 (the “prospectus”), the prospectus supplement dated December 16, 2019 (the “prospectus supplement”) and the ETF Underlying Supplement dated December 16, 2019 (the “underlying supplement”), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the underlying supplement, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying underlying supplement, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying underlying supplement, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Underlying supplement dated December 16, 019: https://www.sec.gov/Archives/edgar/data/1045520/000110465919073069/a19-25016_13424b2.htm

•	Prospectus supplement dated December 16, 019: https://www.sec.gov/Archives/edgar/data/1045520/000110465919073058/a19-24965_3424b2.htm

•	Prospectus dated December 16, 019: https://www.sec.gov/Archives/edgar/data/1045520/000110465919073027/a19-24965_1424b3.htm

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

INVESTOR CONSIDERATIONS

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with quarterly Contingent Coupon Payments at a rate of 7.75% to 9.75% per annum (to be determined on the Pricing Date) until the earlier of maturity or automatic call, if, and only if, the Fund Closing Price of the Lowest Performing Fund on the applicable Coupon Determination Date is greater than or equal to 70% of its Initial Price;

▪	understand that if the securities are not automatically called prior to maturity and the Fund Closing Price of the Lowest Performing Fund on the Final Valuation Date has declined by more than 30% from its Initial Price, they will be fully exposed to the decline in the Lowest Performing Fund from its Initial Price and will lose more than 30%, and possibly all, of the principal amount at maturity;

▪	are willing to accept the risk that they may not receive any Contingent Coupon Payment on one or more, or any, Coupon Payment Dates over the term of the securities;

▪	understand that the securities may be automatically called prior to maturity and that the term of the securities may be as short as approximately six months;

▪	understand that the return on the securities will depend solely on the performance of the Lowest Performing Fund on each Valuation Date and that they will not benefit in any way from the performance of the better performing Funds;

▪	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of the Funds;

▪	understand and are willing to accept the full downside risks of each Fund;

▪	are willing to forgo participation in any appreciation of any Fund and dividends on shares of the Funds; and

▪	are willing to hold the securities to maturity or earlier automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier automatic call;

▪	require full payment of the principal amount of the securities at maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	are unwilling to accept the risk that the securities are not automatically called prior to maturity and the Fund Closing Price of the Lowest Performing Fund on the Final Valuation Date may decline by more than 30% from its Initial Price;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Fund;

▪	seek exposure to a basket composed of the Funds or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the Lowest Performing Fund;

▪	are unwilling to accept the risk of exposure to companies in the energy, financial, technology and consumer staples sectors of the U.S. equity market;

▪	are unwilling to accept the credit risk of CIBC, to obtain exposure to the Funds generally, or to the exposure to the Funds that the securities provide specifically; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein for risks related to an investment in the securities.

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

RISK FACTORS

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities or the Funds. You should carefully consider the risk factors set forth below and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus, as well as the other information contained in this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the Stated Maturity Date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances. The index underlying a Fund is sometimes referred to as an “Underlying Index” of that Fund.

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Maturity, You May Lose Some Or All Of The Principal Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on your securities at maturity. If the securities are not automatically called prior to maturity, you will receive a Payment at Maturity that will be equal to or less than the principal amount per security, depending on the Final Price of the Lowest Performing Fund on the Final Valuation Date.

If the Final Price of the Lowest Performing Fund on the Final Valuation Date is less than its Downside Threshold Price, the Payment at Maturity will be reduced by an amount equal to the decline in the price of the Lowest Performing Fund from its Initial Price (expressed as a percentage of its Initial Price). The Downside Threshold Price for each Fund is 70% of its Initial Price. For example, if the securities are not automatically called and the Lowest Performing Fund on the Final Valuation Date has declined by 30.1% from its Initial Price to its Final Price, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the principal amount per security. As a result, you will not receive any protection if the price of the Lowest Performing Fund on the Final Valuation Date declines significantly and you may lose some, and possibly all, of the principal amount per security at maturity, even if the price of the Lowest Performing Fund is greater than or equal to its Initial Price or its Downside Threshold Price at certain times during the term of the securities.

Even if the Final Price of the Lowest Performing Fund on the Final Valuation Date is greater than its Downside Threshold Price, the Payment at Maturity will not exceed the principal amount, and your yield on the securities, taking into account any Contingent Coupon Payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each quarterly Coupon Payment Date you will receive a Contingent Coupon Payment if, and only if, the Fund Closing Price of the Lowest Performing Fund on the related Coupon Determination Date is greater than or equal to its Coupon Threshold Price. The Coupon Threshold Price for each Fund is 70% of its Initial Price. If the Fund Closing Price of the Lowest Performing Fund on any Coupon Determination Date is less than its Coupon Threshold Price, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date, and if the Fund Closing Price of the Lowest Performing Fund is less than its Coupon Threshold Price on each Coupon Determination Date over the term of the securities, you will not receive any Contingent Coupon Payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If The Other Funds Perform Favorably.

You are subject to the full risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if the other Funds perform favorably. The securities are not linked to a basket composed of the Funds, where the better performance of some Funds could offset the poor performance of others. Instead, you are subject to the full risks of whichever Fund is the Lowest Performing Fund on each Valuation Date. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of the Funds. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Fund On Each Valuation Date, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Funds.

Your return on the securities will depend solely on the performance of the Lowest Performing Fund on each Valuation Date. Although it is necessary for each Fund to close above its respective Coupon Threshold Price on the relevant Coupon Determination Date in order for you to receive a quarterly Contingent Coupon Payment and above its respective Downside Threshold Price on the Final Valuation Date for you to be repaid the principal amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Funds. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of the better performing Funds would be blended with the performance of the Lowest Performing Fund, resulting in a better return than the return of the Lowest Performing Fund alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Funds is not relevant to your return on the securities. It is impossible to predict what the relationship among the Funds will be over the term of the securities. Each Fund represents a different sector of the U.S. equity market. These different sectors of the U.S. equity market may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Fund On The Final Valuation Date From Its Initial Price, But Will Not Participate In Any Positive Performance Of Any Fund, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the price of the Lowest Performing Fund on the Final Valuation Date if its Final Price is below its Downside Threshold Price, you will not participate in any increase in the price of any Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the Contingent Coupon Payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Fund.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer Contingent Coupon Payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupon Payments are associated with greater prices of expected risk as of the Pricing Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon Payment on one or more, or any, Coupon Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the principal amount per security at maturity. The volatility of the Funds and the correlation among the Funds are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of a Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Funds or lower expected correlation among the Funds as of the Pricing Date may result in a higher Contingent Coupon Rate , but it also represents a greater expected likelihood as of the Pricing Date that the Fund Closing Price of at least one Fund will be less than its Coupon Threshold Price on one or more Coupon Determination Dates, such that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities, and that the Fund Closing Price of at least one Fund will be less than its Downside Threshold Price on the Final Valuation Date such that you will lose a substantial portion, and possibly all, of the principal amount per security at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the principal amount per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

A Coupon Payment Date, A Call Payment Date And The Stated Maturity Date Will Be Postponed If A Valuation Date Is Postponed.

A Valuation Date (including the Final Valuation Date) with respect to a Fund will be postponed if the applicable originally scheduled Valuation Date is not a Trading Day with respect to any Fund or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Fund on that Valuation Date. If such a postponement occurs with respect to a Valuation Date other than the Final Valuation Date, then the related Coupon Payment Date or Call Payment Date, as applicable, will be postponed. If such a postponement occurs with respect to the Final Valuation Date, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) the third Business Day after the last Final Valuation Date as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of any Fund or any securities held by any Fund for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities will exceed our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities is determined by reference to our internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

The Estimated Value Of The Securities Will Not Be An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current price of each Fund, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date.

•	Performance of the Funds. The value of the securities prior to maturity or automatic call will depend substantially on the then-current price of each Fund. The price at which you may be able to sell the securities before maturity may be at a discount, which could be substantial, from their principal amount, if the price of the Lowest Performing Fund at such time is less than, equal to or not sufficiently above its Initial Price, its Coupon Threshold Price or its Downside Threshold Price.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Funds. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Funds changes.

•	Correlation Among The Funds. Correlation refers to the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Funds may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Funds decreases.

•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current prices of the Funds. This difference will most likely reflect a discount due to expectations and uncertainty concerning the prices of the Funds during the period of time still remaining to the Stated Maturity Date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that could be payable at maturity based on the then-current prices of the Funds.

•	Dividend Yields On Securities Held By The Funds. The value of the securities may be affected by the dividend yields on the Funds and the securities held by the Funds (the amount of such dividends may adversely affect the Closing Price of the shares of a Fund).

•	Our Credit Ratings, Financial Condition And Results Of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the value of the securities. However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, such as the prices of the Funds, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the securities.

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the Contingent Coupon Payments that would have accrued, if any, had the securities been called on a later Valuation Date or held until the Stated Maturity Date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of any or all of the Funds. Because numerous factors are expected to affect the value of the securities, changes in the price of the Funds may not result in a comparable change in the value of the securities.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

Risks Relating To The Funds

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Relevant Sectors.

The stocks included in the Underlying Index for a Fund and that are generally tracked by such Fund are stocks of companies whose primary business is directly associated with a particular sector. Because the value of the securities is linked to the performance of the Lowest Performing Fund, an investment in the securities exposes investors to risks associated with investments in the stocks of companies in the relevant sectors. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the relevant sector than a different investment linked to a more broadly diversified group of underlying stocks. The factors described in the bullets below for each Fund could have an adverse effect on the Closing Price of the applicable Fund and, therefore, on the value of the securities.

•	The XLE: Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating conditions of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates; weather conditions; the cost of exploring for, producing and delivering oil and gas; technological advances affecting energy efficiency and energy consumption; the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil; currency fluctuations; inflation; natural disasters; civil unrest, acts of sabotage or terrorism; and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector.

•	The XLF: Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector.

•

The XLK: Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the securities held by the XLK. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including compettion

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

•	The XLP: Consumer staples companies are subject to government regulation affecting their products, which may negatively impact such companies’ performance. For instance, government regulations may affect the permissibility of using various food additives and production methods of companies that make food products, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

In addition, the Funds are classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of companies. As a result, the Funds may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

Each Fund May Not Be Representative Of An Investment In Its Sector.

Each Fund tracks companies in a particular sector of the U.S. equity market. However, the Funds do not represent a direct investment in their respective sectors. Each Fund consists of securities of companies whose primary lines of business are directly associated with its sector. As a result, the Fund Closing Price of a Fund will be influenced by a variety of economic, financial and other factors affecting companies in the relevant sector, some of which may be unrelated to the market and other conditions applicable to such sector. As a result, a Fund may not perfectly correlate with the performance in its sector and the Fund Closing Price of such Fund could decrease even if the performance of its sector as a whole increases.

The XLF No Longer Provides Exposure To The Real Estate Sector.

The XLF seeks to track the Financial Select Sector Index. In September 2016, the Financial Select Sector Index was reconstituted to eliminate the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”), and the XLF implemented a corresponding change to its portfolio by divesting real estate stocks representing nearly 20% of its net asset value. As a result, the XLF no longer holds real estate stocks. Consequently, the XLF is less diversified, and is more concentrated in the financial sector, than it was before this change to its portfolio. These changes represent a significant change in the nature and holdings of the XLF and could adversely affect the performance of the XLF and, in turn, your return on the securities.

The XLK No Longer Provides Exposure To The Communication Services Sector.

The XLK seeks to track the Technology Select Sector Index. In September 2018, the Technology Select Sector Index was reconstituted to eliminate the telecommunication services industry group, the internet software & services sub-industry, the home entertainment software sub-industry and companies operating online marketplaces for consumer products and services. We refer to the stocks of such companies as “communication services stocks.” The XLK implemented changes to its portfolio by divesting communication services stocks representing nearly 25% of its net asset value. As a result, the XLK no longer holds any communication services stocks. Consequently, the XLK is less diversified, and is more concentrated in its sector, than it was before these changes to its portfolio. These changes represent a significant change in the nature and holdings of the XLK and could adversely affect the performance of the XLK and, in turn, your return on the securities.

Anti-dilution Adjustments Relating To The Shares Of The Funds Do Not Address Every Event That Could Affect Such Shares.

An Adjustment Factor, as described herein, will be used to determine the Fund Closing Price of each Fund. The Adjustment Factor of a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the Adjustment Factor of a Fund, the value of the securities may be adversely affected.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

The Performance Of A Fund May Not Correlate With The Performance Of Its Underlying Index As Well As The Net Asset Value Per Share Of That Fund, Especially During Periods Of Market Volatility.

Although a Fund is designed to track the performance of its Underlying Index, the performance of a Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of a Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, a Fund not holding all or substantially all of the underlying assets included in its Underlying Index and/or holding assets that are not included in its Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by that Fund, differences in trading hours between that Fund (or the underlying assets held by that Fund) and its Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of a Fund may differ from its net asset value per share; shares of a Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of such Fund and the liquidity of such Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of such Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of such Fund. As a result, under these circumstances, the market value of shares of such Fund may vary substantially from the net asset value per share of such Fund.

For the foregoing reasons, the performance of a Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the securities, to the extent dependent on the performance of a Fund, may not be the same as an investment directly in the securities, commodities, or other assets included in its Underlying Index or the same as a debt security with a return linked to the performance of its Underlying Index.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Initial Price and the Fund Closing Price of each Fund on each Valuation Date, calculating the Contingent Coupon Payments, if payable, and the Payment at Maturity, determining whether a market disruption event has occurred on a scheduled Valuation Date, which may result in postponement of that Valuation Date; determining the Fund Closing Price of a Fund if a Valuation Date is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if publication of a Fund is discontinued, selecting a successor or, if no successor is available, determining the Fund Closing Price of such Fund on the relevant Valuation Date; and determining whether to adjust the Fund Closing Price of a Fund on the relevant Valuation Date in the event of certain changes in or modifications to such Fund or its Underlying Index. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of a Fund. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a Fund or its Underlying Index or the companies whose securities are held by a Fund or its Underlying Index (such research reports referred to as research reports relating to a Fund). This research will be modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

reports relating to a Fund could adversely affect the price of such Fund and, therefore, could adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Funds from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to a Fund published on or prior to the Pricing Date could result in an increase in the price of such Fund on the Pricing Date, which would adversely affect investors in the securities by increasing the price at which such Fund must close on each Valuation Date (including the Final Valuation Date) in order for investors in the securities to receive a favorable return.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are held by a Fund may adversely affect the price of such Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are held by a Fund or its Underlying Index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of a Fund and, therefore, could adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are held by a Fund or its Underlying Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of a Fund. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparty may acquire shares of a Fund or securities held by a Fund or its Underlying Index or listed or over-the-counter derivative or synthetic instruments related to a Fund or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparty has a long hedge position in shares of a Fund or in any of the securities held by a Fund or its Underlying Index, or derivative or synthetic instruments related to a Fund or such securities, they may liquidate a portion of such holdings at or about the time of a Valuation Date or at or about the time of a change in the securities held by a Fund or its Underlying Index. These hedging activities could potentially adversely affect the price of the shares of a Fund and, therefore, adversely could affect the value of and your return on the securities.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of a Fund. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of a Fund or the securities held by a Fund or its Underlying Index and other instruments relating to a Fund or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the shares of a Fund and, therefore, adversely could affect the value of and your return on the securities.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any concession or fee that the participating dealer receives for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as income-bearing prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Certain U.S. Federal Income Tax Consequences” in the underlying supplement, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Certain U.S. Federal Income Tax Consequences” in the underlying supplement and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

HYPOTHETICAL RETURNS

If the securities are automatically called:

If the securities are automatically called prior to maturity, you will receive the principal amount of your securities plus a final Contingent Coupon Payment on the Call Payment Date. In the event the securities are automatically called, your total return on the securities will equal any Contingent Coupon Payments received prior to the Call Payment Date and the Contingent Coupon Payment received on the Call Payment Date.

If the securities are not automatically called:

If the securities are not automatically called prior to maturity, the following table illustrates, for a range of hypothetical Performance Factors of the Lowest Performing Fund on the Final Valuation Date, the hypothetical Payment at Maturity payable at maturity per security (excluding the final Contingent Coupon Payment, if any). The Performance Factor of the Lowest Performing Fund on the Final Valuation Date is its Final Price expressed as a percentage of its Initial Price (i.e., its Final Price divided by its Initial Price).

Hypothetical Final Price of the Lowest Performing Fund	Hypothetical Performance Factor of Lowest Performing Fund on Final Valuation Date	Hypothetical Payment at Maturity Per Security
$200.00	200.00%	$1,000.00
$150.00	150.00%	$1,000.00
$125.00	125.00%	$1,000.00
$100.00(1)	100.00%	$1,000.00
$80.00	80.00%	$1,000.00
$70.00(2)	70.00%	$1,000.00
$69.00	69.00%	$690.00
$50.00	50.00%	$500.00
$40.00	40.00%	$400.00
$25.00	25.00%	$250.00
$0.00	0.00%	$0.00

(1)	The hypothetical Initial Price of $100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Price. The actual Initial Price of each Fund will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Fund Closing Prices of each Fund, see the historical information set forth under the section titled “The Funds” below.

(2)	This is the hypothetical Downside Threshold Price of the Lowest Performing Fund.

The above figures do not take into account Contingent Coupon Payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based solely on the Payment at Maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to maturity, the actual amount you receive at maturity will depend on the actual Initial Price, Downside Threshold Price and Final Price of the Lowest Performing Fund. The performance of the better performing Funds is not relevant to your return on the securities.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

HYPOTHETICAL CONTINGENT COUPON PAYMENTS

Set forth below are examples that illustrate how to determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called, if applicable, on a quarterly Coupon Payment Date prior to maturity. The examples do not reflect any specific quarterly Coupon Payment Date. The following examples assume that the securities are subject to automatic call on the applicable Call Observation Date. The first Call Observation Date is approximately six months after the Issue Date. The following examples reflect a hypothetical Contingent Coupon Rate of 8.75% per annum (the midpoint of the specified range for the Contingent Coupon Rate) and assume the hypothetical Initial Price, Coupon Threshold Price and Fund Closing Prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Initial Price or Coupon Threshold Price. The hypothetical Initial Price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual Initial Price for any Fund. The actual Initial Price and Coupon Threshold Price for each Fund will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Fund Closing Prices of the Funds, see the historical information set forth under the section titled “The Funds” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Fund Closing Price of the Lowest Performing Fund on the relevant Valuation Date is greater than or equal to its Coupon Threshold Price and less than its Initial Price. As a result, investors receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities are not automatically called.

	XLE	XLF	XLK	XLP
Hypothetical Initial Price:	$100.00	$100.00	$100.00	$100.00
Hypothetical Fund Closing Price on relevant Valuation Date:	$90.00	$95.00	$80.00	$95.00
Hypothetical Coupon Threshold Price:	$70.00	$70.00	$70.00	$70.00
Performance Factor (Fund Closing Price on Valuation Date divided by Initial Price):	90.00%	95.00%	80.00%	95.00%

Step 1: Determine which Fund is the Lowest Performing Fund on the relevant Valuation Date.

In this example, the XLK has the lowest Performance Factor and is, therefore, the Lowest Performing Fund on the relevant Valuation Date.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable quarterly Coupon Payment Date.

Since the hypothetical Fund Closing Price of the Lowest Performing Fund on the relevant Valuation Date is greater than or equal to its Coupon Threshold Price, but less than its Initial Price, you would receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities would not be automatically called. The Contingent Coupon Payment would be equal to $21.88 per security, determined as follows: (i) $1,000 multiplied by 8.75% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The Fund Closing Price of the Lowest Performing Fund on the relevant Valuation Date is less than its Coupon Threshold Price. As a result, investors do not receive a Contingent Coupon Payment on the applicable quarterly Coupon Payment Date and the securities are not automatically called.

	XLE	XLF	XLK	XLP
Hypothetical Initial Price:	$100.00	$100.00	$100.00	$100.00
Hypothetical Fund Closing Price on relevant Valuation Date:	$69.00	$125.00	$105.00	$125.00
Hypothetical Coupon Threshold Price:	$70.00	$70.00	$70.00	$70.00
Performance Factor (Fund Closing Price on Valuation Date divided by Initial Price):	69.00%	125.00%	105.00%	125.00%

Step 1: Determine which Fund is the Lowest Performing Fund on the relevant Valuation Date.

In this example, the XLE has the lowest Performance Factor and is, therefore, the Lowest Performing Fund on the relevant Valuation Date.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable quarterly Coupon Payment Date.

Since the hypothetical Fund Closing Price of the Lowest Performing Fund on the relevant Valuation Date is less than its Coupon Threshold Price, you would not receive a Contingent Coupon Payment on the applicable Coupon Payment Date. In addition, the securities would not be automatically called, even though the Fund Closing Prices of the better performing Funds on the relevant Valuation Date are greater than their Initial Prices. As this example illustrates, whether you receive a Contingent Coupon Payment and whether the securities are automatically called on a quarterly Coupon Payment Date will depend solely on the Fund Closing Price of the Lowest Performing Fund on the relevant Valuation Date. The performance of the better performing Funds is not relevant to your return on the securities.

Example 3. The Fund Closing Price of the Lowest Performing Fund on the relevant Valuation Date is greater than or equal to its Initial Price. As a result, the securities are automatically called on the applicable quarterly Coupon Payment Date for the principal amount plus a final Contingent Coupon Payment.

	XLE	XLF	XLK	XLP
Hypothetical Initial Price:	$100.00	$100.00	$100.00	$100.00
Hypothetical Fund Closing Price on relevant Valuation Date:	$115.00	$105.00	$130.00	$115.00
Hypothetical Coupon Threshold Price:	$70.00	$70.00	$70.00	$70.00
Performance Factor (Fund Closing Price on Valuation Date divided by Initial Price):	115.00%	105.00%	130.00%	115.00%

Step 1: Determine which Fund is the Lowest Performing Fund on the relevant Valuation Date.

In this example, the XLF has the lowest Performance Factor and is, therefore, the Lowest Performing Fund on the relevant Valuation Date.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable quarterly Coupon Payment Date.

Since the hypothetical Fund Closing Price of the Lowest Performing Fund on the relevant Valuation Date is greater than or equal to its Initial Price, the securities would be automatically called and you would receive the principal amount plus a final Contingent Coupon Payment on the applicable Coupon Payment Date, which is also referred to as the Call Payment Date. On the Call Payment Date, you would receive $1,021.88 per security.

You will not receive any further payments after the Call Payment Date.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

HYPOTHETICAL PAYMENTS AT MATURITY

Set forth below are examples of calculations of the Payment at Maturity payable at maturity, assuming that the securities have not been automatically called prior to maturity and assuming the hypothetical Initial Price, Coupon Threshold Price, Downside Threshold Price and Final Price for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Initial Price, Coupon Threshold Price, Downside Threshold Price or Final Price. The hypothetical Initial Price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual Initial Price for any Fund. The actual Initial Price, Coupon Threshold Price and Downside Threshold Price for each Fund will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Fund Closing Prices of the Funds, see the historical information set forth under the section titled “The Funds” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Final Price of the Lowest Performing Fund on the Final Valuation Date is greater than its Initial Price, the Payment at Maturity is equal to the principal amount of your securities at maturity and you receive a final Contingent Coupon Payment:

	XLE	XLF	XLK	XLP
Hypothetical Initial Price:	$100.00	$100.00	$100.00	$100.00
Hypothetical Final Price:	$145.00	$135.00	$125.00	$135.00
Hypothetical Coupon Threshold Price:	$70.00	$70.00	$70.00	$70.00
Hypothetical Downside Threshold Price:	$70.00	$70.00	$70.00	$70.00
Performance Factor (Final Price divided by Initial Price):	145.00%	135.00%	125.00%	135.00%

Step 1: Determine which Fund is the Lowest Performing Fund on the Final Valuation Date.

In this example, the XLK has the lowest Performance Factor and is, therefore, the Lowest Performing Fund on the Final Valuation Date.

Step 2: Determine the Payment at Maturity based on the Final Price of the Lowest Performing Fund on the Final Valuation Date.

Since the hypothetical Final Price of the Lowest Performing Fund on the Final Valuation Date is greater than its hypothetical Downside Threshold Price, the Payment at Maturity would equal the principal amount. Although the hypothetical Final Price of the Lowest Performing Fund on the Final Valuation Date is significantly greater than its hypothetical Initial Price in this scenario, the Payment at Maturity will not exceed the principal amount.

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $1,000 per security as well as a final Contingent Coupon Payment.

Example 2. The Final Price of the Lowest Performing Fund on the Final Valuation Date is less than its Initial Price but greater than its Downside Threshold Price and its Coupon Threshold Price, the Payment at Maturity is equal to the principal amount of your securities at maturity and you receive a final Contingent Coupon Payment:

	XLE	XLF	XLK	XLP
Hypothetical Initial Price:	$100.00	$100.00	$100.00	$100.00
Hypothetical Final Price:	$90.00	$115.00	110.00	$115.00
Hypothetical Coupon Threshold Price:	$70.00	$70.00	$70.00	$70.00
Hypothetical Downside Threshold Price:	$70.00	$70.00	$70.00	$70.00
Performance Factor (Final Price divided by Initial Price):	90.00%	115.00%	110.00%	115.00%

Step 1: Determine which Fund is the Lowest Performing Fund on the Final Valuation Date.

In this example, the XLE has the lowest Performance Factor and is, therefore, the Lowest Performing Fund on the Final Valuation Date.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

Step 2: Determine the Payment at Maturity based on the Final Price of the Lowest Performing Fund on the Final Valuation Date.

Since the hypothetical Final Price of the Lowest Performing Fund is less than its hypothetical Initial Price, but not by more than 30%, you would be repaid the principal amount of your securities at maturity.

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $1,000 per security as well as a final Contingent Coupon Payment.

Example 3. The Final Price of the Lowest Performing Fund on the Final Valuation Date is less than its Downside Threshold Price, the Payment at Maturity is less than the principal amount of your securities at maturity and you do not receive a final Contingent Coupon Payment:

	XLE	XLF	XLK	XLP
Hypothetical Initial Price:	$100.00	$100.00	$100.00	$100.00
Hypothetical Final Price:	$120.00	$45.00	$90.00	$120.00
Hypothetical Coupon Threshold Price:	$70.00	$70.00	$70.00	$70.00
Hypothetical Downside Threshold Price:	$70.00	$70.00	$70.00	$70.00
Performance Factor (Final Price divided by Initial Price):	120.00%	45.00%	90.00%	120.00%

Step 1: Determine which Fund is the Lowest Performing Fund on the Final Valuation Date.

In this example, the XLF has the lowest Performance Factor and is, therefore, the Lowest Performing Fund on the Final Valuation Date.

Step 2: Determine the Payment at Maturity based on the Final Price of the Lowest Performing Fund on the Final Valuation Date.

Since the hypothetical Final Price of the Lowest Performing Fund on the Final Valuation Date is less than its hypothetical Initial Price by more than 30%, you would lose a portion of the principal amount of your securities and receive the Payment at Maturity equal to $450.00 per security, calculated as follows:

= $1,000 × Performance Factor of the Lowest Performing Fund on the Final Valuation Date

= $1,000 × 45.00%

= $450.00

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $450.00 per security, but no final Contingent Coupon Payment.

These examples illustrate that you will not participate in any appreciation of any Fund, but will be fully exposed to a decrease in the Lowest Performing Fund if the securities are not automatically called prior to maturity and the Final Price of the Lowest Performing Fund on the Final Valuation Date is less than its Downside Threshold Price, even if the Final Prices of the other Funds have appreciated or have not declined below their respective Downside Threshold Prices.

To the extent that the actual Initial Price, Coupon Threshold Price, Downside Threshold Price and Final Price of the Lowest Performing Fund differ from the values assumed above, the results indicated above would be different.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

ADDITIONAL TERMS OF THE SECURITIES

The definitions and provisions below supersede and replace the relevant definitions and provisions set forth in the underlying supplement.

Certain Definitions

A “Trading Day” with respect to a Fund means a day, as determined by the calculation agent, on which the Relevant Stock Exchange and each Related Futures or Options Exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “Relevant Stock Exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “Related Futures or Options Exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Stock Exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at the close of trading on that day.

(F)	The Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the Relevant Stock Exchange with respect to such Fund or any successor fund; and

(2)	the “scheduled closing time” of the Relevant Stock Exchange or any Related Futures or Options Exchange on any Trading Day for such Fund or any successor fund means the scheduled weekday closing time of such Relevant Stock Exchange or

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Fund on any Valuation Date, then such Valuation Date for such Fund will be postponed to the first succeeding Trading Day for such Fund on which a market disruption event for such Fund has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Fund after the originally scheduled Valuation Date, that eighth Trading Day shall be deemed to be the Valuation Date for such Fund. If a Valuation Date has been postponed eight Trading Days for a Fund after the originally scheduled Valuation Date and a market disruption event occurs or is continuing with respect to such Fund on such eighth Trading Day, the calculation agent will determine the Fund Closing Price of such Fund on such eighth Trading Day based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such eighth Trading Day. Notwithstanding the postponement of a Valuation Date for a Fund due to a market disruption event with respect to such Fund on such Valuation Date, the originally scheduled Valuation Date will remain the Valuation Date for any Fund not affected by a market disruption event on such day.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the Adjustment Factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Final Valuation Date for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the Adjustment Factor for a Fund unless the adjustment would result in a change to such Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)            Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the Adjustment Factor for such Fund will be adjusted to equal the product of the prior Adjustment Factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)            Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor for such Fund will be adjusted on the ex-dividend date to equal the prior Adjustment Factor for such Fund plus the product of the prior Adjustment Factor for such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

(C)            Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the Adjustment Factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor for such Fund and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of such Fund on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of such Fund on the Trading Day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)            Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)            Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Adjustment Factor for such Fund or the method of determining the payment at stated maturity, whether the securities are automatically called on any of the Call Observation Dates or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and the Bank, any subsequent Fund Closing Price for such Fund will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any Fund Closing Price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the Fund Closing Price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which an Underlying Index sponsor discontinues publication of the relevant Underlying Index), then the calculation agent will calculate the Fund Closing Price for such Fund in accordance with the formula last used to calculate such Fund Closing Price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

If a successor fund is selected or the calculation agent calculates the Fund Closing Price as a substitute for a Fund, such successor fund or Fund Closing Price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related Underlying Index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price of such Fund and the payment at stated maturity with reference to such adjusted Closing Price of such Fund or such successor fund, as applicable.

Events of Default and Acceleration If the securities have become immediately due and payable following an event of default (as defined in the section “Description of Senior Debt Securities – Events of Default” in the accompanying prospectus) with respect to the securities, the amount payable on the securities will be equal to the Payment at Maturity, calculated as though the date of acceleration were the Final Valuation Date. If the securities have become immediately due and payable following an event of default, you will not be entitled to any payments with respect to the securities in addition to the Payment at Maturity, calculated as set forth in the preceding paragraph. For more information, see “Description of Senior Debt Securities—Events of Default” beginning on page 9 of the accompanying prospectus.

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

THE FUNDS

The Energy Select Sector SPDR® Fund

The XLE seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Energy Select Sector Index  (the “IXE”). The XLE is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XLE.”

The IXE seeks to provide an effective representation of the energy sector of the S&P 500® Index. The IXE includes companies from the following industries: energy equipment & services; and oil, gas & consumable fuels.

Information filed by the XLE with the SEC pursuant to the Securities Exchange Act of 1934 and the Investment Company Act can be located by reference to the SEC file numbers 333-57791 and 811-08837, respectively on the SEC’s website at http://www.sec.gov. In addition, information about the XLE may be obtained from other sources including, but not limited to, the XLE’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the XLE is accurate or complete.

See “Reference Sponsors and Fund Descriptions—The Select Sector SPDR® Funds” beginning on page S-34 of the accompanying underlying supplement for additional information about the XLE.

Historical Data

We obtained the Closing Prices of the XLE in the graph below from Bloomberg L.P. (“Bloomberg”) without independent verification. The historical performance of the XLE should not be taken as an indication of future performance, and no assurances can be given as to the Closing Price of the XLE on the Valuation Dates. We cannot give you assurance that the performance of the XLE will result in any positive return on your initial investment.

The following graph sets forth daily Closing Prices of the XLE for the period from January 1, 2016 to June 25, 2021. The Closing Price of the XLE on June 25, 2021 was $55.34.

Historical Performance of the XLE

Source: Bloomberg

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

The Financial Select Sector SPDR® Fund

The XLF seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Financial Select Sector Index (the “IXM”). The XLF is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XLF.”

The IXM seeks to provide an effective representation of the financial sector of the S&P 500® Index. The IXM includes companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; consumer finance; and thrifts and mortgage finance.

Information filed by the XLF with the SEC pursuant to the Securities Exchange Act of 1934 and the Investment Company Act can be located by reference to the SEC file numbers 333-57791 and 811-08837, respectively on the SEC’s website at http://www.sec.gov. In addition, information about the XLF may be obtained from other sources including, but not limited to, the XLF’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the XLF is accurate or complete.

See “Reference Sponsors and Fund Descriptions—The Select Sector SPDR® Funds” beginning on page S-34 of the accompanying underlying supplement for additional information about the XLF.

Historical Data

We obtained the Closing Prices of the XLF in the graph below from Bloomberg without independent verification. The historical performance of the XLF should not be taken as an indication of future performance, and no assurances can be given as to the Closing Price of the XLF on the Valuation Dates. We cannot give you assurance that the performance of the XLF will result in any positive return on your initial investment.

The following graph sets forth daily Closing Prices of the XLF for the period from January 1, 2016 to June 25, 2021. The Closing Price of the XLF on June 25, 2021 was $36.93.

Historical Performance of the XLF

Source: Bloomberg

PRS-28

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

The Technology Select Sector SPDR® Fund

The XLK seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Technology Select Sector Index (the “IXT”). The XLK is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XLK.”

The IXT seeks to provide an effective representation of the information technology sector of the S&P 500® Index. The IXT includes companies from the following industries: technology hardware, storage and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components.

Information filed by the XLK with the SEC pursuant to the Securities Exchange Act of 1934 and the Investment Company Act can be located by reference to the SEC file numbers 333-57791 and 811-08837, respectively on the SEC’s website at http://www.sec.gov. In addition, information about the XLK may be obtained from other sources including, but not limited to, the XLK’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the XLK is accurate or complete.

See “Reference Sponsors and Fund Descriptions—The Select Sector SPDR® Funds” beginning on page S-34 of the accompanying underlying supplement for additional information about the XLK.

Historical Data

We obtained the Closing Prices of the XLK in the graph below from Bloomberg without independent verification. The historical performance of the XLK should not be taken as an indication of future performance, and no assurances can be given as to the Closing Price of the XLK on the Valuation Dates. We cannot give you assurance that the performance of the XLK will result in any positive return on your initial investment.

The following graph sets forth daily Closing Prices of the XLK for the period from January 1, 2016 to June 25, 2021. The Closing Price of the XLK on June 25, 2021 was $145.23.

Historical Performance of the XLK

Source: Bloomberg

PRS-29

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

The Consumer Staples Select Sector SPDR® Fund

The XLP seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Consumer Staples Select Sector Index (the “IXR”). The XLP is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XLP.”

The IXR seeks to provide an effective representation of the consumer staples sector of the S&P 500® Index. The IXR includes companies from the following industries: food and staples retailing, food, beverages & tobacco, household & personal products.

Information filed by the XLP with the SEC pursuant to the Securities Exchange Act of 1934 and the Investment Company Act can be located by reference to the SEC file numbers 333-57791 and 811-08837, respectively on the SEC’s website at http://www.sec.gov. In addition, information about the XLP may be obtained from other sources including, but not limited to, the XLP’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the XLP is accurate or complete.

See “Reference Sponsors and Fund Descriptions—The Select Sector SPDR® Funds” beginning on page S-34 of the accompanying underlying supplement for additional information about the XLP.

Historical Data

We obtained the Closing Prices of the XLP in the graph below from Bloomberg without independent verification. The historical performance of the XLP should not be taken as an indication of future performance, and no assurances can be given as to the Closing Price of the XLP on the Valuation Dates. We cannot give you assurance that the performance of the XLP will result in any positive return on your initial investment.

The following graph sets forth daily Closing Prices of the XLP for the period from January 1, 2016 to June 25, 2021. The Closing Price of the XLP on June 25, 2021 was $69.68.

Historical Performance of the XLP

Source: Bloomberg

PRS-30

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

THE ESTIMATED VALUE OF THE SECURITIES

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities will be lower than the principal amount of the securities because costs associated with selling, structuring and hedging the securities are included in the principal amount of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-31

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

SUPPLEMENTAL PLAN OF DISTRIBUTION

The securities will be purchased by Wells Fargo Securities as principal, pursuant to a distribution agreement between Wells Fargo Securities and us. We have agreed to pay certain of Wells Fargo Securities’ expenses in connection with the offering of the securities.

Wells Fargo Securities will receive an underwriting discount of up to $25.00 per security. Wells Fargo Securities proposes to offer the securities to certain securities dealers, including securities dealers acting as custodians, at the principal amount of the securities less a concession not in excess of $15.00 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to deliver the securities against payment therefor in New York, New York on a date that is more than two business days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

The principal amount of the securities includes the underwriting discount received by Wells Fargo Securities and the projected profit that our hedge counterparties expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. We expect to hedge our obligations through an affiliate of Wells Fargo Securities, one of our affiliates and/or another unaffiliated counterparty. Because hedging our obligations entails risks and may be influenced by market forces beyond the counterparties’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss. The underwriting discount and projected profit of our hedge counterparties reduce the economic terms of the securities. In addition, the fact that the principal amount includes these items is expected to adversely affect the secondary market prices of the securities. These secondary market prices are also likely to be reduced by the cost of unwinding the related hedging transaction. See “Use of Proceeds and Hedging” in the underlying supplement.

The Bank, Wells Fargo Securities or any of our respective affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice.

The securities and the related offer to purchase the securities and sale of the securities under the terms and conditions provided in this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The securities are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority. The contents of this document have not been reviewed or approved by any non-U.S. securities or banking regulatory authority. Any person who wishes to acquire the securities from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these securities.

Argentina

The securities are not and will not be marketed in Argentina by means of a public offering, as such term is defined under Section 2 of Law Number 26,831, as amended. No application has been or will be made with the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to offer the securities in Argentina. The contents of this document have not been reviewed by the Argentine Comisión Nacional de Valores.

Brazil

The securities have not been and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Comissão de Valores Mobiliáros (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law 6,385/76, and CVM applicable regulation. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. Persons wishing to offer or acquire the

PRS-32

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

The securities have not been, and will not be, registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of this document. This document shall not constitute an offer, invitation or solicitation to any member of the public in the British Virgin Islands for the purposes of the Securities and Investment Business Act, 2010, of the British Virgin Islands.

Chile

Neither the issuer nor the securities have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile. This pricing supplement does not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus may not be publicly distributed in Mexico. The securities may only be offered in a private offering pursuant to Article 8 of the Securities Market Law.

Panama

The Securities have not been and will not be registered with the Superintendency of Securities Market of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act, including the private placement rule based on number 2 of Article 83 of Law Decree 1 of July 8, 1999 (or number 2 of Article 129 of the Unified Text of Law Decree 1 of July 8, 1999). The Securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendency of Securities Market of the Republic of Panama.

Paraguay

The sale of the securities qualifies as a private placement pursuant to Law No. 5810/17 “Stock Market”. The securities must not be offered or sold to the public in Paraguay, except under circumstances which do not constitute a public offering in accordance with Paraguayan regulations. The securities are not and will not be registered before the Paraguayan securities supervisory body Comisión Nacional de Valores (“CNV”) the Paraguayan private stock exchange Bolsa de Valores y Productos de Asunción (“BVPASA”). The issuer is also not registered before the CNV or the BVPASA.

In no case may securities not registered before the CNV be offered to the general public via mass media such as press, radio, television, or internet when such media are publicly accessible in the Republic of Paraguay, regardless of the location from where they are issued.

The privately placed securities are not registered with the National Securities Commission, and therefore do not have tax benefits and are not negotiable through the BVPASA. Privately placed securities may have less liquidity, making it difficult to sell such securities in the secondary market, which could also affect the sale price. Private securities of issuers not registered before the CNV may not have periodic financial information or audited financial statements, which could generate greater risk to the investor due to the asymmetry of information. It is the responsibility of the investor to ascertain and assess the risk assumed in the acquisition of the security.

Peru

The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence nor the Lima Stock Exchange Registry for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder.

Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement, the accompanying supplements or any other offering material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market.

PRS-33

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

Taiwan

The securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.

United Kingdom

The securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision:

(a)	the expression "retail investor" means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); or

(ii)	a customer within the meaning of the provisions of the UK Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA; and

(b)	the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe for the securities.

Uruguay

The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.

PRS-34

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Certain U.S. Federal Income Tax Consequences” in the underlying supplement, which you should carefully review prior to investing in the securities. It applies only to those U.S. Holders who are not excluded from the discussion of United States Taxation in the accompanying prospectus. It does not apply to U.S. Holders subject to special rules including holders subject to Section 451(b) of the Code.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as income-bearing prepaid cash-settled derivative contracts. Pursuant to the terms of the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Although the tax treatment of the Contingent Coupon Payments is unclear, we intend to treat any Contingent Coupon Payments, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. Non-U.S. holders should consult the section entitled “Tax Consequences to Non-U.S. Holders” in the underlying supplement.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Certain U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

We will not attempt to ascertain whether any Fund or any of the entities whose stock is owned by a Fund would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If a Fund or one or more of the entities whose stock is owned by a Fund were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by such Fund and the entities whose stock is owned by such Fund and consult your tax advisor regarding the possible consequences to you if a Fund or one or more of the entities whose stock is owned by a Fund is or becomes a PFIC or a USRPHC.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our representation that the securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting a Fund or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of a Fund or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-35

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent
Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the
Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, and the Consumer
Staples Select Sector SPDR® Fund due July 24, 2024

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to an investor who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with the Issuer and any transferee resident (or deemed to be resident) in Canada to whom the investor disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; and (e) is not a, and deals at arm’s length with any, “specified shareholder” of the Issuer for purposes of the thin capitalization rules in the Canadian Tax Act (a “Non-Resident Holder”). A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of the Issuer’s shares determined on a votes or fair market value basis. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies, and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by the Issuer on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own tax advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-36